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                                January 20, 1998


Steelcase Inc.
901 44th Street
Grand Rapids, Michigan 49508

     Re:  Registration Statement on Form S-1
          File No. 333-41647
          (the "Registration Statement")
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Ladies and Gentlemen:

     We have represented Steelcase Inc., a Michigan corporation (the "Company"),
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in connection with the preparation and filing with the Securities and Exchange
Commission (the "Commission") of the Registration Statement, for registration
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under the Securities Act of 1933, as amended (the "Securities Act"), of a
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maximum of 13,972,500 of the Company's shares of Class A Common Stock (the
"Class A Common Stock").
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     Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that, when the Registration Statement has become effective and upon filing of the Company's Second Restated Articles of Incorporation (in the form of Exhibit 3.1 to the Registration Statement) with the Michigan Department of Consumer and Industry Services, the shares of the Class A Common Stock covered by the Registration Statement, and to be issued by the Company upon conversion of shares of the Company's Class B Common Stock in connection with the offering of shares contemplated in the Registration Statement, (1) will have been duly authorized and (2) when issued by the Company upon conversion of the Company's Class B Common Stock, will have been validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Validity of Class A Common Stock" in the Prospectus included in the Registration Statement. In giving such consents, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                     Very truly yours,

                                     /s/ HONIGMAN MILLER SCHWARTZ AND COHN

                                     HONIGMAN MILLER SCHWARTZ AND COHN

CZM/NHB/LZM